Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Archer-Daniels-Midland Company (the “Company”) on Form 10-Q for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, P. A. Woertz, Chief Executive Officer and President of the Company, certify that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 8, 2008

/s/ P. A. Woertz
P. A. Woertz
Chairman, Chief Executive Officer
and President